Exhibit 23.2




             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As an independent certified public accountant, I hereby consent to the use of my report dated January 19, 2001, and to the reference made to my firm under the caption "Experts" included in or made part of this Registration Statement on Form S-8.



                                      LARRY LEGAL
                                      CERTIFIED PUBLIC ACCOUNTANT



Ft. Lauderdale, Florida
May 13, 2002